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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 2, 2007

DRAVCO MINING INC.
(Exact name of registrant as specified in its charter)

000-50664	NEVADA	88-474904
(Commission File No.)	(State or other jurisdiction of incorporation)	(IRS Employer ID)

580 Hornby Street
Suite 210
Vancouver, British Columbia
Canada V6C 3B6
(Address of principal executive offices and Zip Code)

(604) 687-6991
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

SIGNATURES

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2006, we entered into a Letter of Intent with Pyro Pharmaceuticals, Inc. to negotiate a final Agreement and Plan of Merger and Reorganization (the "Definite Agreement") on or before January 31, 2007.

On January 30, 2007 both parties agreed to amend the Letter of Intent to extend the time period for the negotiations of the final Agreement and Plan of Merger and Reorganization to on or before March 31, 2007.

By mutual consent, both parties have agreed to discontinue negotiations and the Letter of Intent is terminated. Neither party will have any further liability or obligations under the Letter of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of April, 2007.

DRAVCO MINING INC.

BY:	RODNEY LOZINSKI
Rodney Lozinski, president, principal executive officer, and member of the board of directors